Exhibit 7C
Addendum to Question 7.x on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.
Please refer to the most recent shareholders report for additional information concerning the funds.
         Is this the Series last filing
Series Number  Series Name     for this series? (Y/N)
100   ProShares UltraShort Consumer Goods             N
101                                     ProShares UltraShort Consumer Services                         N
102                                     ProShares UltraShort Financials                                          N
103                                     ProShares UltraShort Health Care                                       N
104                                     ProShares UltraShort Industrials                                         N
105                                     ProShares UltraShort Oil & Gas                                           N
106                                     ProShares UltraShort Real Estate                                        N
107                                     ProShares UltraShort Semiconductors                               N
108                                     ProShares UltraShort Technology                                       N
109                                     ProShares UltraShort Telecommunications                       N
110                                     ProShares UltraShort Utilities                                               N
111                                     ProShares Short MSCI EAFE                                                  N
112                                     ProShares Short MSCI Emerging Markets                          N
113                                     ProShares Short FTSE China 50                                            N
114                                     ProShares UltraShort MSCI EAFE                                         N
115                                     ProShares UltraShort MSCI Emerging Markets                 N
116                                     ProShares UltraShort FTSE Europe                                      N
117                                     ProShares UltraShort MSCI Pacific ex-Japan                      N
118                                     ProShares UltraShort MSCI Brazil Capped                         N
119                                     ProShares UltraShort FTSE China 50                                   N
120                                     ProShares UltraShort MSCI Japan                                        N
121                                     ProShares UltraShort MSCI Mexico Capped IMI               N
122                                     ProShares Short 7-10 Year Treasury                                    N
124                                     ProShares Short 20+ Year Treasury                                      N
125                                     ProShares Short High Yield                                                    N
126                                     ProShares Short Investment Grade Corporate                  N
127                                     ProShares UltraShort 3-7 Year Treasury                             N
128                                     ProShares UltraShort 7-10 Year Treasury                           N
129                                     ProShares UltraShort 20+ Year Treasury                            N
130                                     ProShares UltraShort TIPS                                                     N
131                                    ProShares Large Cap Core Plus                                              N
132                                    ProShares Hedge Replication ETF                                          N
133                                    ProShares RAFI Long/Short                                                    N
134                                    ProShares Ultra High Yield                                                      N
135                                    ProShares Ultra Investment Grade Corporate                    N
136                                    ProShares German Sovereign/Sub-Sovereign ETF     N
137                                    ProShares 30 Year TIPS/TSY Spread                                      N
138                                    ProShares UltraPro 10 Year TIPS/TSY Spread                      Y
139                                    ProShares Short 30 Year TIPS/TSY Spread                            Y
140                                    ProShares UltraPro Short 10 Year TIPS/TSY Spread           Y
141                                    ProShares UltraPro Short 20+ Year Treasury                       N
142                                    ProShares USD Covered Bond                                                N
143                                    ProShares UltraPro Financials                                                N
144                                    ProShares UltraPro Short Financials                                     N
145                                    ProShares Merger ETF                                                             N
146                                    ProShares Global Listed Private Equity ETF                         N
147                                    ProShares High Yield-Interest Rate Hedged                         N
148                                    ProShares S&P 500 Dividend Aristocrats ETF                       N
149                                    ProShares Investment Grade Interest Rate Hedged           N
150                                    ProShares Short Term USD Emerging Markets Bond ETF   N
151                                    ProShares DJ Brookfield Global Infrastructure ETF             N
152                                    ProShares CDS North American HY Credit ETF                      N
153                                    ProShares CDS Short North American HY Credit ETF           N
154                                    ProShares MSCI EAFE Dividend Growers ETF                         N
155                                    ProShares Morningstar Alternatives Solution ETF                 N
156                                    ProShares S&P MidCap 400 Dividend Aristocrats ETF           N
157                                    ProShares Russell 2000 Dividend Growers ETF                      N
158                                    ProShares UltraShort  Junior Miners                                        N
159                                    ProShares Ultra Junior Miners                                                   N
160                                     ProShares UltraShort Gold Miners                                           N
161                                      ProShares Ultra Gold Miners                                                    N